UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2005
NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-2960	72-1123385
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3850 North Causeway, Suite 1770
Metairie, Louisiana	70002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (504) 838-8222

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 10, 2005, Newpark entered into letter agreements with W. Thomas Ballantine, President and Chief Operating Officer of Newpark, and Matthew W. Hardey, V.P. of Finance and Chief Financial Officer of Newpark. The letter agreements set forth the understanding between Newpark and the executive officers concerning the continuation of the executive officers’ employment with Newpark in connection with a change in Newpark’s Chief Executive Officer. Under the terms of the letter agreements, the executive officers will receive certain termination benefits if their employment with Newpark is terminated without “Cause” (as defined in the letter agreements) during the three-year period following the date a new Chief Executive Officer of Newpark starts to perform his or her duties as Chief Executive Officer. Newpark may terminate the letter agreements at any time after December 31, 2005 if no change in Newpark’s Chief Executive Officer has occurred prior to the date Newpark provides the executive with written notice of termination.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

	10.1	Form of letter agreement between Newpark Resources, Inc. and each of W. Thomas Ballantine and Matthew W. Hardey executed on August 10, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
Dated: August 11, 2005	By:	/s/ Matthew W. Hardey
Matthew W. Hardey, Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Agreement between Newpark Resources, Inc. and each of W. Thomas Ballantine and Matthew W. Hardey on August 10, 2005.